Exhibit 99.1

Media Inquiries:	Investor Inquiries:
Chuck Hartlage	Thierry Denis
419.248.5395	419.248.5748

Owens Corning Reports First-Quarter 2018 Results

Company Grew Net Sales by 14% to $1.7 Billion;
Realized and Announced Price Actions Expected to Overcome Inflation in 2018

▪	Insulation grew EBIT by $27 million on strong price execution and contribution from acquisitions

▪	Roofing reported 15% EBIT margins as material and transportation inflation outpaced positive pricing

▪	Composites delivered flat revenue versus a strong prior year comparison

▪	Integration of Paroc on-track

TOLEDO, Ohio - April 25, 2018 - Owens Corning (NYSE: OC) today reported consolidated net sales of $1.7 billion in first-quarter 2018, compared with net sales of $1.5 billion in first-quarter 2017, an increase of 14%.

First-quarter 2018 net earnings attributable to Owens Corning were $92 million, or $0.82 per diluted share, compared with $101 million, or $0.89 per diluted share, during the comparable quarter in 2017. First-quarter 2018 adjusted earnings were $90 million, or $0.80 per diluted share, compared with $97 million, or $0.85 per diluted share, during the same period one year ago (See Use of Non-GAAP Measures, See Table 3).

“Owens Corning is on-track to deliver another year of strong financial performance, despite the greater than expected inflation that we have experienced,” said Chairman and Chief Executive Officer Mike Thaman. “The company grew revenue in the first quarter by 14%, but inflation negatively impacted margins in all three businesses. We had good realization on our price actions in the quarter and have announced additional pricing actions intended to address our inflation outlook. We are confident in our ability to manage current market conditions and achieve our targets, as the strong fundamentals of the businesses remain unchanged.”

Consolidated First-Quarter 2018 Results

•	Owens Corning sustained a high level of safety performance in first-quarter 2018, with a recordable incident rate of 0.46, compared with 0.49 in first-quarter 2017, representing a 6% reduction.

•
Reported earnings before interest and taxes (EBIT) for first-quarter 2018 were $131 million, compared with $170 million during the same period in 2017. Adjusted EBIT in first-quarter 2018 was $152 million, down from $171 million in 2017 (See Table 2).

•
During first-quarter 2018, Owens Corning repurchased 1.0 million shares of its common stock for $83 million. As of the end of the quarter, 6.5 million shares were available for repurchase under the current authorization.

Other Significant Matters

•
On February 5, 2018, the company completed the acquisition of Paroc Group, a leading producer of mineral wool insulation in Europe, further broadening the product portfolio and expanding the geographic footprint of the Insulation business. The company issued $400 million of 30-year notes at 4.4% on January 25, 2018 in association with this transaction.

2018 Outlook

•	The company expects an environment consistent with consensus expectations for U.S. housing starts and global industrial production growth.

•
In Roofing, the company expects growth in both the new construction and remodeling markets. Storm demand at historical averages would result in a mid-single digit decline of the overall asphalt shingle market. The components business is expected to grow at a double-digit rate. The company continues to expect to achieve sufficient pricing in the year to overcome the impact of asphalt and transportation cost inflation.

•
In Composites, the company expects continued growth in the glass fiber market, driven by global industrial production growth. Despite higher than anticipated inflation in the first quarter, the company continues to target an EBIT improvement of about $20 million, with the benefit of market growth and improved pricing partly offset by accelerated inflation and higher rebuild costs.

•
In Insulation, the company continues to expect to deliver EBIT growth of $150 million. First-quarter price realization is ahead of the previously disclosed expectation, but the additional progress is anticipated to be offset by transportation inflation in 2018. The current EBIT outlook does not include the potential benefit of future price activity, primarily in the U.S. residential new construction business.

•
The company estimates an effective tax rate of 26 percent to 28 percent. The company also continues to expect a cash tax rate of 10 percent to 12 percent on adjusted pre-tax earnings, due to the company’s U.S. tax net operating loss and foreign tax credit carryforwards.

•
The company expects general corporate expenses to be between $140 million and $150 million in 2018. Capital additions in 2018 are expected to total approximately $500 million. Interest expense is expected to be between $125 million and $130 million.

•	For full-year 2018, the company expects to convert adjusted earnings into free cash flow at about 100%.

Next Earnings Announcement
Second-quarter 2018 results will be announced on Wednesday, July 25, 2018.

First-Quarter 2018 Conference Call and Presentation
Wednesday, April 25, 2018
11 a.m. Eastern Daylight Time

All Callers
Live dial-in telephone number: U.S. 1.888.317.6003; Canada 1.866.284.3684; and other international +1.412.317.6061.
Entry number: 461-6124 (Please dial in 10-15 minutes before conference call start time)
Live webcast: https://services.choruscall.com/links/oc180425.html

Telephone and Webcast Replay
Telephone replay will be available one hour after the end of the call through May 2, 2018. In the U.S., call 1.877.344.7529. In Canada, call 1.855.669.9658. In other international locations, call +1.412.317.0088.
Conference replay number: 101-18-778
Replay available at https://services.choruscall.com/links/oc180425.html
Webcast replay available until April 25, 2019

About Owens Corning
Owens Corning (NYSE: OC) develops, manufactures and markets insulation, roofing, and fiberglass composites. Global in scope and human in scale, the company’s market-leading businesses use their deep expertise in materials, manufacturing and building science to develop products and systems that save energy and improve comfort in commercial and residential buildings. Through its glass reinforcements business, the company makes thousands of products lighter, stronger and more durable. Ultimately, Owens Corning people and products make the world a better place. Based in Toledo, Ohio, Owens Corning posted 2017 sales of $6.4 billion and employs 19,000 people in 37 countries. It has been a Fortune 500® company for 63 consecutive years. For more information, please visit www.owenscorning.com.

Use of Non-GAAP Measures
Owens Corning uses non-GAAP measures in its earnings press release that are intended to supplement investors’ understanding of the company’s financial information. These non-GAAP measures include EBIT, adjusted EBIT, adjusted earnings, adjusted diluted earnings per share attributable to Owens Corning common stockholders (“adjusted EPS”), adjusted pre-tax earnings, free cash flow and free cash flow conversion. When used to report historical financial information, reconciliations of these non-GAAP measures to the corresponding GAAP measures are included in the financial tables of this press release. Specifically see Table 2 for EBIT and adjusted EBIT, Table 3 for adjusted earnings and adjusted EPS, and Table 8 for free cash flow.

For purposes of internal review of Owens Corning’s year-over-year operational performance, management excludes from net earnings attributable to Owens Corning certain items it believes are not representative of ongoing operations. The non-GAAP financial measures resulting from these adjustments (including adjusted EBIT, adjusted earnings, adjusted EPS and adjusted pre-tax earnings) are used internally by Owens Corning for various purposes, including reporting results of operations to the Board of Directors, analysis of performance, and related employee compensation measures. Management believes that these adjustments result in a measure that provides a useful representation of its operational performance; however, the adjusted measures should not be considered in isolation or as a substitute for net earnings attributable to Owens Corning as prepared in accordance with GAAP.

Free cash flow is a non-GAAP liquidity measure used by investors, financial analysts and management to help evaluate the company's ability to generate cash to pursue opportunities that enhance shareholder value. Free cash flow is not a measure of residual cash flow available for discretionary expenditures due to the company’s mandatory debt service requirements. As a conversion ratio, free cash flow is compared to adjusted earnings. Free cash flow and free cash flow conversion are used internally by the company for various purposes, including reporting results of operations to the Board of Directors of the company and analysis of performance. Management believes that these measures provide a useful representation of our operational performance and liquidity; however, the measures should not be considered in isolation or as a substitute for net cash flow provided by operating activities or net earnings attributable to Owens Corning as prepared in accordance with GAAP.

When the company provides forward-looking expectations for non-GAAP measures, the most comparable GAAP measures and a reconciliation between the non-GAAP expectations and the corresponding GAAP measures are generally not available without unreasonable effort due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP measures in future periods. The variability in timing and amount of adjusting items could have significant and unpredictable effect on our future GAAP results.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are subject to risks, uncertainties and other factors and actual results may differ materially from those results projected in the statements. These risks, uncertainties and other factors include, without limitation: relationships with key customers; levels of residential and commercial construction activity; competitive and pricing factors; levels of global industrial production; demand for our products; industry and economic conditions that affect the market and operating conditions of our customers, suppliers or lenders; domestic and international economic and political conditions, including new legislation, policies or other governmental actions in the U.S. or elsewhere, including the impact of recent tax reform legislation and related actions, interpretations, and regulatory guidance on our financial condition and results of operations (including the assumptions we make related thereto); foreign exchange and commodity price fluctuations, our level of indebtedness; weather conditions; availability and cost of credit; availability and cost of energy and raw materials; issues involving implementation and protection of information technology systems; labor disputes; legal and regulatory proceedings, including litigation and environmental actions; our ability to utilize net operating loss carry-forwards; research and development activities and intellectual property protection; interest rate movements; uninsured losses; issues related to acquisitions, divestitures and joint ventures; achievement of expected synergies, cost reductions and/or productivity improvements; defined benefit plan funding obligations; price volatility in certain wind energy markets in the U.S.; and factors detailed from time to time in the company’s Securities and Exchange Commission filings. The information in this news release speaks as of April 25, 2018, and is subject to change. The company does not undertake any duty to update or revise forward-looking statements except as required by federal securities laws. Any distribution of this news release after that date is not intended and should not be construed as updating or confirming such information.

Owens Corning Investor Relations News

Table 1
Owens Corning and Subsidiaries
Consolidated Statements of Earnings
(unaudited)
(in millions, except per share amounts)

	Three Months Ended March 31,
	2018	2017
NET SALES	$1,691	$1,478
COST OF SALES	1,336	1,136
Gross margin	355	342
OPERATING EXPENSES
Marketing and administrative expenses	185	142
Science and technology expenses	23	21
Other expenses, net	20	11
Total operating expenses	228	174
OPERATING INCOME	127	168
Non-operating income	(4)	(2)
EARNINGS BEFORE INTEREST AND TAXES	131	170
Interest expense, net	28	26
EARNINGS BEFORE TAXES	103	144
Income tax expense	11	43
NET EARNINGS	92	101
Net earnings attributable to noncontrolling interests	—	—
NET EARNINGS ATTRIBUTABLE TO OWENS CORNING	$92	$101
EARNINGS PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS
Basic	$0.83	$0.90
Diluted	$0.82	$0.89
Dividend	$0.21	$0.20
WEIGHTED AVERAGE COMMON SHARES
Basic	111.5	112.3
Diluted	112.8	113.5

Table 2
Owens Corning and Subsidiaries
EBIT Reconciliation Schedules
(unaudited)

Adjusting income (expense) items to EBIT are shown in the table below (in millions):

	Three Months Ended March 31,
	2018	2017
Restructuring costs	$(5)	$—
Acquisition-related costs	(14)	(1)
Recognition of acquisition inventory fair value step-up	(2)	—
Total adjusting items	$(21)	$(1)

The reconciliation from Net earnings attributable to Owens Corning to EBIT and Adjusted EBIT is shown in the table below (in millions):

	Three Months Ended March 31,
	2018	2017
NET EARNINGS ATTRIBUTABLE TO OWENS CORNING	$92	$101
Net earnings attributable to noncontrolling interests	—	—
NET EARNINGS	92	101
Income tax expense	11	43
EARNINGS BEFORE TAXES	103	144
Interest expense, net	28	26
EARNINGS BEFORE INTEREST AND TAXES	131	170
Adjusting items from above	(21)	(1)
ADJUSTED EBIT	$152	$171

Table 3
Owens Corning and Subsidiaries
EPS Reconciliation Schedules
(unaudited)
(in millions, except per share data)
A reconciliation from Net earnings attributable to Owens Corning to adjusted earnings and a reconciliation from diluted earnings per share to adjusted diluted earnings per share are shown in the tables below:

	Three Months Ended March 31,
	2018	2017
RECONCILIATION TO ADJUSTED EARNINGS
NET EARNINGS ATTRIBUTABLE TO OWENS CORNING	$92	$101
Adjustment to remove adjusting items (a)	21	1
Adjustment to remove tax benefit on adjusting items (b)	(7)	—
Adjustment to tax expense to reflect pro forma tax rate (c)	(16)	(5)
ADJUSTED EARNINGS	$90	$97

RECONCILIATION TO ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS
DILUTED EARNINGS PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS	$0.82	$0.89
Adjustment to remove adjusting items (a)	0.19	0.01
Adjustment to remove tax benefit on adjusting items (b)	(0.06)	—
Adjustment to tax expense to reflect pro forma tax rate (c)	(0.15)	(0.05)
ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS	$0.80	$0.85

RECONCILIATION TO DILUTED SHARES OUTSTANDING
Weighted-average number of shares outstanding used for basic earnings per share	111.5	112.3
Non-vested restricted and performance shares	1.0	0.9
Options to purchase common stock	0.3	0.3
Weighted-average number of shares outstanding and common equivalent shares used for diluted earnings per share	112.8	113.5

(a)	Please refer to Table 2 "EBIT Reconciliation Schedules" for additional information on adjusting items.
(b)	The tax impact of adjusting items is based on our expected tax accounting treatment and rate for the jurisdiction of each adjusting item.
(c)
To compute adjusted earnings, we apply a full year pro forma effective tax rate to each quarter presented. For 2018, we have used a full year pro forma effective tax rate of 27%, which is the mid-point of our 2018 effective tax rate guidance of 26% to 28%.  For comparability, in 2017, we have used an effective tax rate of 33%, which was our 2017 effective tax rate excluding the impact of our fourth quarter 2017 net charge related to the U.S. Tax Cuts and Jobs Act of 2017.

Table 4
Owens Corning and Subsidiaries
Consolidated Balance Sheets
(unaudited)
(in millions, except per share data)

ASSETS	March 31, 2018	December 31, 2017
CURRENT ASSETS
Cash and cash equivalents	$140	$246
Receivables, less allowances of $21 at March 31, 2018 and $19 at December 31, 2017	1,061	806
Inventories	943	841
Assets held for sale	3	12
Other current assets	81	80
Total current assets	2,228	1,985
Property, plant and equipment, net	3,755	3,425
Goodwill	1,962	1,507
Intangible assets, net	1,872	1,360
Deferred income taxes	155	144
Other non-current assets	241	211
TOTAL ASSETS	$10,213	$8,632
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$1,379	$1,277
Short-term debt	1	1
Long-term debt – current portion	4	4
Total current liabilities	1,384	1,282
Long-term debt, net of current portion	3,762	2,405
Pension plan liability	260	256
Other employee benefits liability	222	225
Deferred income taxes	143	37
Other liabilities	301	223
OWENS CORNING STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.01 per share (a)	—	—
Common stock, par value $0.01 per share (b)	1	1
Additional paid in capital	3,999	4,011
Accumulated earnings	1,631	1,575
Accumulated other comprehensive deficit	(530)	(514)
Cost of common stock in treasury (c)	(1,003)	(911)
Total Owens Corning stockholders’ equity	4,098	4,162
Noncontrolling interests	43	42
Total equity	4,141	4,204
TOTAL LIABILITIES AND EQUITY	$10,213	$8,632

(a)10 shares authorized; none issued or outstanding at March 31, 2018, and December 31, 2017
(b)400 shares authorized; 135.5 issued and 111.0 outstanding at March 31, 2018; 135.5 issued and 111.5 outstanding at December 31, 2017
(c)24.5 shares at March 31, 2018, and 24.0 shares at December 31, 2017

Table 5
Owens Corning and Subsidiaries
Consolidated Statements of Cash Flows
(unaudited)
(in millions)

	Three Months Ended March 31,
	2018	2017
NET CASH FLOW (USED FOR) PROVIDED BY OPERATING ACTIVITIES
Net earnings	$92	$101
Adjustments to reconcile net earnings to cash (used for) provided by operating activities:
Depreciation and amortization	109	84
Deferred income taxes	1	27
Provision for pension and other employee benefits liabilities	—	2
Stock-based compensation expense	9	10
Other non-cash	(1)	6
Changes in operating assets and liabilities	(284)	(204)
Pension fund contributions	(6)	(6)
Payments for other employee benefits liabilities	(6)	(8)
Other	(4)	(5)
Net cash flow (used for) provided by operating activities	(90)	7
NET CASH FLOW USED FOR INVESTING ACTIVITIES
Cash paid for property, plant and equipment	(101)	(67)
Proceeds from the sale of assets or affiliates	14	—
Investment in subsidiaries and affiliates, net of cash acquired	(1,121)	—
Other	1	—
Net cash flow used for investing activities	(1,207)	(67)
NET CASH FLOW PROVIDED BY FINANCING ACTIVITIES
Proceeds from long-term debt	389	—
Proceeds from senior revolving credit and receivables securitization facilities	565	194
Proceeds from term loan borrowing	600	—
Payments on senior revolving credit and receivables securitization facilities	(197)	(37)
Dividends paid	(46)	(45)
Purchases of treasury stock	(111)	(72)
Other	1	3
Net cash flow provided by financing activities	1,201	43
Effect of exchange rate changes on cash	(10)	6
Net decrease in cash, cash equivalents and restricted cash	(106)	(11)
Cash, cash equivalents and restricted cash at beginning of period	253	118
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$147	$107

Table 6
Owens Corning and Subsidiaries
Segment Information
(unaudited)

Composites
The table below provides a summary of net sales, EBIT and depreciation and amortization expense for the Composites segment (in millions):

	Three Months Ended March 31,
	2018	2017
Net sales	$511	$511
% change from prior year	—%	8%
EBIT	$60	$71
EBIT as a % of net sales	12%	14%
Depreciation and amortization expense	$37	$36

Insulation
The table below provides a summary of net sales, EBIT and depreciation and amortization expense for the Insulation segment (in millions):

	Three Months Ended March 31,
	2018	2017
Net sales	$596	$399
% change from prior year	49%	4%
EBIT	$32	$5
EBIT as a % of net sales	5%	1%
Depreciation and amortization expense	$45	$26

Roofing
The table below provides a summary of net sales, EBIT and depreciation and amortization expense for the Roofing segment (in millions):

	Three Months Ended March 31,
	2018	2017
Net sales	$642	$627
% change from prior year	2%	46%
EBIT	$97	$125
EBIT as a % of net sales	15%	20%
Depreciation and amortization expense	$12	$12

Table 7
Owens Corning and Subsidiaries
Corporate, Other and Eliminations
(unaudited)
Corporate, Other and Eliminations
The table below provides a summary of EBIT and depreciation and amortization expense for the Corporate, Other and Eliminations category (in millions):

	Three Months Ended March 31,
	2018	2017
Restructuring costs	$(5)	$—
Acquisition-related costs	(14)	(1)
Recognition of acquisition inventory fair value step-up	(2)	—
General corporate expense and other	(37)	(30)
EBIT	$(58)	$(31)
Depreciation and amortization	$15	$10

Table 8
Owens Corning and Subsidiaries
Free Cash Flow Reconciliation Schedule
(unaudited)

The reconciliation from net cash flow (used for) provided by operating activities to free cash flow is shown in the table below (in millions):

	Three Months Ended March 31,
	2018	2017
NET CASH FLOW (USED FOR) PROVIDED BY OPERATING ACTIVITIES	$(90)	$7
Less: Cash paid for property, plant and equipment	(101)	(67)
FREE CASH FLOW	$(191)	$(60)